EXHIBIT 10.78

MATRIX TRUST COMPANY

GRANTOR TRUST AGREEMENT

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BACKGROUND
A.Connecticut Water Service Inc. (the “Company”) has adopted the Plan(s) listed in Appendix A.
B.The Company has incurred or expects to incur liability under the terms of such Plan(s) with respect to the individuals participating therein.
C.The Company wishes to establish a trust (hereinafter called the “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company’s creditors in the event of the Company’s Insolvency, as herein defined, until paid to Participants and Beneficiaries in such manner and at such times as specified in the Plan(s).
D.The parties intend that this Trust shall constitute an unfunded arrangement that will not affect the status of a Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
E.The Company intends to make contributions to the Trust to provide itself with a source of funds to assist it In the meeting of its liabilities under the Plan(s).
AGREEMENT
This Grantor Trust Agreement (the “Agreement”) is made and entered into this 1st day of May, 2017 by and between the Company and Matrix Trust Company (“Matrix Trust”) (the “Trustee”).
The Trust hereby established in Section 2 below shall [select one of the following]:
❑    be revocable by the Company.
X    be irrevocable.
❑    become irrevocable upon approval by the Board of Directors.
If no election is made, the Trust will be irrevocable.
Section 1.     Definitions.
For purposes of this Agreement, the following terms shall have the meanings respectively indicated unless the context clearly requires otherwise:
(a)Agreement. “Agreement” means this Matrix Trust Company Grantor Trust Agreement between the Company, the Designated Representative(s), if any, and the Trustee, as reflected herein, provided that if this instrument, pursuant to its terms, be

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amended, “Agreement” as of that particular date, shall mean this instrument, as amended and in force on such date.
(b)Beneficiary. “Beneficiary” means any Person or entity entitled to receive benefits which are payable upon or after a Participant’s death pursuant to the Plan.
(c)Board. “Board” means the Board of Directors of the Company, as from time to time constituted, or such other persons or group of persons as shall be designated by the Company. Any formal action herein permitted or required to be taken by a Company shall be deemed authoritative if taken:
(1)If and when the Company is a partnership, by written instrument executed by one or more of its general partners or by written instrument executed by a person or group of persons who has been authorized by written instrument executed by one or more general partners as having authority to take such action;
(2)If and when the Company is a proprietorship, by written instrument executed by the proprietor or by written instrument executed by a person or group of persons who has been authorized by written instrument executed by the proprietor as having authority to take such action; or
(3)If and when the Company, by resolution of its board of directors or other governing board, or by written instrument executed by a person or group of persons who has been authorized by resolution of its board of directors or other governing board as having authority to take such action;
(4)If and when the Company is a joint venture, by written instrument executed by one of the joint venturers or by written instrument executed by a person or group of persons who has been authorized by written instrument executed by one of the joint venturers as having authority to take such action.
(5)If and when the Company, by written instrument executed by one or more of its managers or by written instrument executed by a person or group of persons who has been authorized by written instrument executed by one or more managers as having authority to take such action.
(d)Change in Control. “Change in Control” shall be deemed to have occurred if any of the following occurs: (i) a public announcement shall be made or a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) disclosing that any Person (as defined below), other than Company or a Subsidiary or any employee benefit plan sponsored by Company or a Subsidiary, is the beneficial owner (as the term is defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of twenty percent (20%) or more of the total voting power represented by Company’s then outstanding voting common stock (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire voting common stock); or (ii) any

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Person, other than Company or a subsidiary or any employee benefit plan sponsored by Company or a subsidiary, shall purchase shares pursuant to a tender offer or exchange offer to acquire any voting common stock of Company (or securities convertible into such voting common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the Person in question is the beneficial owner directly or indirectly, of twenty percent (20%) or more of the total voting power represented by Company’s then outstanding voting common stock (all as calculated under clause (i) above); or (iii) the consummation of a consolidation or merger of Company in which Company is not the continuing or surviving corporation (other than a consolidation or merger of Company in which holders of the outstanding capital stock of Company immediately prior to the consolidation or merger have the same proportionate ownership of the outstanding capital stock of the surviving corporation immediately after the consolidation or merger as immediately before), or pursuant to which the outstanding capital stock of Company would be converted into cash, securities or other property; or (iv) the complete liquidation or dissolution of the Company; (v) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Company; or (vi) the Incumbent Directors (as defined below) cease for any reason to constitute at least a majority of the Board; or (vii) the Board of Directors of Company, by a vote of a majority of all the Directors, adopts a resolution to the effect that a “Change in Control” has occurred for purposes of the Plan. The Board of Directors of Company as constituted immediately prior to the consummation of a Change in Control and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of the occurrence of a Change in Control. Trustee may rely exclusively on this writing and shall have no duty to inquire whether a Change in Control has taken place or to make any determination as to whether a Change in Control has occurred. For purposes of the definition of “Change in Control” only but for no other purposes of this Agreement, the following terms have the meaning set forth below: (x) “Person” means any individual, corporation, partnership, company or other entity, and for the purposes of the definition of a “Change in Control” shall include a “group” within the meaning of Section 13(d)(3) of the Exchange Act; and (y) “Incumbent Directors” means those individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds (2/3rds) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director. For purposes of this Section 1(d): (A) “Director” means a member of the Board of Directors; (B) “Effective Date” means the Effective Date defined in the Connecticut Water Service, Inc. 2014 Performance Stock Program; and (C) “Subsidiary” means any corporation or other entity, 50% or more of whose outstanding voting stock or general voting power is beneficially owned directly or indirectly by the Company.

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(e)Chief Executive Officer. “Chief Executive Officer” means the highest-ranking Company officer, member, partner, manager, administrator, executive, or executive officer, as applicable, who is in charge of total management of the Company.
(f)Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any section of the Code shall include any successor provision thereto.
(g)Company. “Company” means the sponsor of the Plan(s) and related Trust(s), as designated above and in Appendix A.
(h)Designated Representative. “Designated Representative” means the Person(s) designated in writing from time to time to the Trustee by the Company who is authorized by the terms of this Agreement to give directions to the Trustee or to act on behalf of the Company hereunder and who may also be referred to as an “Authorized Person”.
(i)ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
(j)Force Majeure. “Force Majeure” means a cause or event outside the reasonable control of the parties or that could not be avoided by the exercise of due care, such as an act of God or any mechanical, electronic or communications failure.
(k)Insolvent or Insolvency. “Insolvent” or “Insolvency” means that the Company (i) is unable to pay its debts as they become due, or (ii) is subject to a pending proceeding as a debtor under the state law or the United States Bankruptcy Code.
(l)Instruction(s). “Instruction(s)” means any oral, written, or electronic direction given to the Trustee in a form and manner required or accepted by the Trustee. The Trustee may require that any Instruction be in writing or in an electronic format, and may recognize standing requests, directions, or requisitions as Instructions.
(m)Investment Manager. “Investment Manager” means any person who has been appointed by the Company or a Designated Representative to manage the investment of all or any specified portion of the Trust.
(n)Participant. “Participant” means an employee or director who participates in the Plan, as provided in the Plan, and shall include the Beneficiary(ies) with respect to the account of any deceased Participant until such benefit has been fully distributed or forfeited per the terms of the Plan.
(o)Payment Schedule. “Payment Schedule” shall mean the schedule delivered by the Company to the Trustee that indicates the amounts payable in respect of each Participant and his or her Beneficiary(ies) that provides a formula or other Instructions acceptable to the Trustee for determining the amount so payable, the form in which such

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amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts.
(p)Person. “Person” means an individual, committee of individuals, partnership, limited liability partnership, joint venture, corporation, limited liability company, mutual company, joint-stock company, nonprofit or not-for-profit organization, trust, estate, unincorporated organization, association or employee organization.
(q)Plan. “Plan” or “Plan(s)” means the nonqualified deferred compensation plan(s) maintained by the Company for directors and/or a select group of management or non-highly compensated employees the Employer, as specified in Section 201, 301, and 401 of ERISA, as designated in Appendix A.
(r)Trust. “Trust” means the legal entity resulting from the Agreement between the Company and the Trustee that receives the contributions, and holds, invests and disburses funds to and for the benefit of Participants and their Beneficiaries, and each separate trust, if any, existing hereunder at the time in question. If the Plan existed prior to the effective date of this Agreement, the Trust shall constitute a continuation by means of an amendment and restatement of each of the prior trusts.
(s)Trust Fund. “Trust Fund” means all assets of whatsoever kind or nature from time to time held by the Trustee pursuant to this Agreement, without distinction as to income and principal.
(t)Trustee. “Trustee” means Matrix Trust Company and any duly appointed additional or successor Trustee or Trustees acting hereunder.
Section 2.    Trust.
(a)Establishment. The Company hereby establishes the Trust and deposits with the Trustee in trust assets which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Agreement.
(b)Grantor Trust. The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed accordingly.
(c)Trust Assets. The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan(s) and this Agreement shall be mere unsecured contractual rights of Participants and their Beneficiaries against the Company. Any assets held by the Trust will be subject to the

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claims of the Company’s general creditors under federal and state law in the event of Insolvency.
(d)Non-assignment. Benefits payable to Participants and Beneficiaries under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.
(e)Additional Deposits. The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Agreement. Neither the Trustee nor any Participant or Beneficiary shall have any right to compel such additional deposits.
Section 3.    Receipt of Assets.
(a)Receipt of Assets; Directed Trustee. Subject to restrictions placed by the Company on the acceptable categories of assets, the Trustee will receive and accept for the Trust all money, securities and other property transferred, assigned and delivered to it from any source by or at the Instruction of the Company or a Designated Representative. The Trustee has no duty or authority to inquire into the source of any assets transferred to it or the authority or right of the transferor of such assets to transfer them to the Trustee. The Trustee shall take, hold, invest, and distribute all of the assets of the Trust in accordance with the terms of this Agreement. The Trustee will serve as a non-discretionary, directed trustee of the Trust. The Trustee is responsible for maintaining custody of the assets held in the Trust, and for investing those assets as directed by the Company or a Designated Representative. Nothing in this Agreement shall be interpreted as causing the Trustee to be responsible for the administration or investment of the Trust other than as directed by the Company hereunder. The Trustee may refuse to exercise any power that it believes, in its sole judgment, will cause it to become a “fiduciary” or “plan administrator” as defined under ERISA, or cause it to be exercising trust powers in contravention of any state or federal law to which it may be subject.
(b)Custody of Assets. The Trustee will maintain safe custody of such money, securities and other property as it actually receives for the Trust. The Trustee has no duty or authority to compute any amount to be contributed or transferred under the Plan to the Trustee or determine whether amounts received by the Trustee comply with applicable law. The Trustee will not be responsible for any transferred asset until it receives such asset.
(c)Location of Evidence of Ownership. Except as permitted by the Company, ERISA, if applicable, and the Code, the Trustee will not maintain the indicia of ownership of any assets of the Trust outside the jurisdiction of the district courts of the United States.

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(d)Unidentified Assets. If the Trustee receives any money, securities or other property from a source other than the Company and has not received appropriate notification that such assets are to be accepted for the Trust, the Trustee is authorized to return such assets to the person from whom they were received. The Trustee will not be liable for any assets returned in such circumstances.
Section 4.    Disbursements; Taxes.
(a)Payments to Participants and Beneficiaries. The Company shall deliver to the Trustee a Payment Schedule and, except as otherwise provided herein, the Trustee shall make payments to Participants and Beneficiaries in accordance with such Payment Schedule. The entitlement of a Participant or Beneficiary to benefits under the Plan shall be determined by the Company and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan(s). The Company may make benefit payments directly to Participants and Beneficiaries as they become due under the terms of the Plan(s). The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or Beneficiaries. The Company may request reimbursement from the Trustee for any amounts paid directly to Participants or Beneficiaries by providing a certification of the amounts paid and satisfactory evidence of such payments to the Trustee. Trustee may rely on such certification and evidence and shall have no obligation for otherwise verifying payment. If the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan(s), the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.
(b)Taxes. The Company or its Designated Representative shall calculate all taxes and withholding and shall provide the Trustee all information necessary for the Trustee to carry out such withholding in a timely fashion, and to file all required returns, reports, or other documents with the applicable taxing authorities with respect to distributions by the Trustee to Participants and Beneficiaries and amounts withheld thereon. If such information is not so provided to the Trustee, the Designated Representative and the Company shall hold the Trustee harmless from and indemnify it for any liability and related expenses that arise in connection with improper withholding or reporting.
The Trustee shall make provision for the withholding, reporting and remitting of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and this Agreement, and shall pay amounts withheld to the appropriate taxing authorities. The Trustee may execute, as Trustee, any declarations or certificates pertaining to the Trust that may be required under any tax law(s) or governmental regulation(s) now or hereafter without prior approval of the Company.
The Trustee shall notify the Company or Designated Representative of any tax levied upon or assessed against the Trust Fund of which the Trustee has knowledge. If the Trustee receives no Instructions from the Company or Designated Representative, the Trustee may pay the tax from the Trust Fund. If the Company wishes to contest the tax

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assessment, it shall give appropriate and timely Instructions to the Trustee, and Trustee will reasonably cooperate with Company’s efforts upon such terms as agreed upon in writing by the parties hereto. The Trustee shall not be required to bring any legal actions or proceedings to contest the validity of any tax assessments unless the Trustee has been indemnified to its satisfaction against loss or expense related to such actions or proceedings, including reasonable attorney’s fees.
The Trustee shall have no liability for making any distribution or transfer pursuant to the Payment Schedule or other Instruction of the Company or its Designated Representative (including amounts withheld pursuant to this Section), and shall be under no duty to make inquiry as to whether any distribution or transfer directed by the Company or its Designated Representative is made pursuant to the provisions of the Plan or any applicable law, or as to the effect of any Payment Schedule or Instruction for tax purposes or otherwise.
Section 5.    Payments to the Company.
(a)In General. If the Trust is irrevocable, except as may be provided under Section 12 and Section 4(a), the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Participants and Beneficiaries pursuant to the terms of the Plan(s). Notwithstanding the foregoing, upon the Company’s request, Trustee shall return to the Company all or a portion of Trustee assets exceeding 125% of the present value of Plan liabilities (including vested and unvested amounts). The Trustee is entitled to rely upon liability data provided by the Company or the Plan’s recordkeeper in determining the amount available for payment to the Company under this provision.
(b)Return of Amounts to the Company. Except as provided in Section 5(a) above, the Trustee will return contributions to the Company if the Company or a Designated Representative provides an Instruction to the Trustee to do so. The Company is solely responsible for ensuring that any Instruction to return any amount to the Company meets all applicable legal requirements, including those of ERISA, if applicable. The Trustee has no duty or responsibility to question, and may conclusively rely upon, any such Instruction.
Section 6.    Investments.
(a)Investment Authority. The Trustee shall have no responsibility for the selection of investments except as provided herein. The Company or the Designated Representative shall direct the Trustee as to what investments the Trust shall be invested in. The Trustee may invest in publicly traded securities, including publicly traded stock or rights to acquire stock, or obligations Issued by the Company, insurance policies, contracts, variable annuities or similar instruments. All rights associated with assets of the Trust shall be exercised by the Trustee pursuant to Instructions received by the Trustee, the Company or the Designated Representative, and shall in no event be exercisable by or rest with Participants. The Company shall have the right at any time, and from time to time in its

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sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.
(b)Investment Control.
(1)The Company’s Duties. The Company will control and manage the investment of the Trust except insofar as the Company delegates investment authority over part or all of the Trust assets to one or more Investment Managers, or delegates investment authority over part or all of the Trust assets to one or more other Designated Representatives. If the Company, Designated Representative or Investment Manager directs to the Trustee to invest Trust assets in an insurance policy, contract, variable annuity or similar instrument, the Company, Designated Representative or Investment Manager is solely responsible for selecting and monitoring the insurer.
(2)Investment Instructions. All investment Instructions must be delivered to the Trustee in such manner as the Trustee may reasonably require.
(c)Investment Restrictions. The Trustee will hold only those categories of assets mutually agreed to between the Company and the Trustee. The Company may add or remove types, categories, or classes of assets or investments with reasonable notice to the Trustee, subject to the Operational Guidelines as set forth in Appendix B as the same may be revised from time to time by Trustee and provided to Company.
(d)Nondiscretionary Investment Authority.
(1)The Company hereby authorizes and directs the Trustee, in accordance with the provisions of this Agreement, to pay for securities and receive payment from securities or other investment transactions arising out of the instruction of the Company or a Designated Representative.
(2)The Company understands that it is solely the Company’s responsibility to direct the Designated Representative to execute trades or other investments for the Trust, and all Instructions and/or confirmations received from the Designated Representative shall be deemed to have been authorized by the Company.
(3)The Trustee may invest any cash balances of the Trust in a demand account. The Trustee shall not be obligated to invest such funds in any interest-bearing account. The Trustee or its affiliate will retain any earnings credited on any funds in the Trust (A) pending investment Instruction and (B) pending distribution, as part of its compensation for services provided.
(4)The Company or Designated Representative shall direct the Trustee to purchase or sell only securities that comply with the Trustee’s and/or its affiliate’s policies and procedures relating to acceptable securities, and comply with all applicable rules, regulations, customs and uses of any exchange, market, clearinghouse or self-

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regulatory organization and applicable state and federal laws and regulations. Nothing in this Section 6(d)(4) shall be construed to impose investment discretion on the Trustee or its affiliates.
(5)The assets of the Trust shall be held separate from the other funds or properties of the Trustee.
(6)The Company grants to the Trustee all powers reasonably necessary to carry out its investments and other duties under this Agreement.
(7)The Company shall furnish the Trustee with such information and Instructions as may be necessary to carry out the provisions of this Agreement and to enable the Trustee to fulfill all legal and regulatory reporting requirements.
(8)The Trustee shall have no obligation to place orders for the purchase of securities if there are insufficient funds in the Trust. The Company authorizes the Trustee to charge the Trust for the cost of all securities purchased or received against a payment and to credit the Trust with the proceeds received from the securities sold or delivered against payment. In the event of any trades not settled within two days of placement, the Trustee will have the right to sell securities from the Trust sufficient to recover any funds advanced.
(9)The Company agrees that the Trustee shall not advise or make recommendations to the Company with respect to the purchase, sale or other disposition of any assets of the Trust.
(10)The Company authorizes and instructs the Trustee to register all assets of the Trust in the name of the Trustee or of a nominee. Unless otherwise agreed in writing by the parties, registered securities shall be held in the name of:
Matrix Trust Company, Trustee
FBO: Connecticut Water Company Grantor Trust
(11)To the extent permitted by law, the Company grants the Trustee a security interest in any and all assets held in the Trust as security for any obligation or liability that arises under this Agreement.
(e)Valuation of Assets. The assets of the Trust will be valued at the most recent fair market value.
(1)Assets Managed by Investment Manager. With respect to the portion of the Trust that is invested by an Investment Manager, the Investment Manager will certify the value of any securities or other property in that portion of the Trust. Such certification will be regarded as an Instruction with respect to the fair market value of such assets, and the Trustee will be entitled to rely conclusively upon such valuation for all purposes under this Trust.

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(2)Other Assets. With respect to the assets in any portion of the Trust that are not managed by an Investment Manager, or any assets for which an Investment Manager refuses or fails to provide a certification, if the fair market value can be determined by reference to readily available sources then the Trustee will be responsible for determining the fair market value of those assets. For those assets whose value cannot be determined by reference to a readily available source, the Trustee will identify those assets for the Company and the Company will provide Instructions to the Trustee as to the fair market value of those assets. Should the Company in its sole discretion determine that an independent appraisal of some or all of such assets is necessary, the Company will be responsible for hiring a qualified independent appraiser, providing all necessary information to the appraiser, reviewing the report of the appraiser, and reporting the appraised value to the Trustee.
(f)Processing Transactions. No investment transaction for the Trust that is to be processed by the Trustee at the Instruction of the Company or a Designated Representative will be processed until the Trustee receives the Instruction in proper form. Investment transactions will be processed either as soon as administratively practicable thereafter or, if later, on the scheduled date for processing.
The Trustee may rely conclusively on any investment Instructions communicated to the Trustee by the Company or a Designated Representative and will have no responsibility to see that the investment Instructions comply with the terms of the Plan. However, if the Trustee receives any Instruction from the Company or a Designated Representative that appears to the Trustee in its sole judgment to be incomplete or unclear, the Trustee will not be required to act on such Instructions and may hold uninvested any asset without liability until proper Instructions are received from the Company or a Designated Representative. If investment Instructions are incomplete or unclear, the Trustee must notify the Company or a Designated Representative within a reasonable period of time. In the absence of proper investment Instructions, the Trustee will not be liable for interest, market gains or losses on any cash balances maintained in the Trust.
(g)Legitimate Delay. The Trustee may delay the processing of any investment transaction for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, Force Majeure, the failure of a service provider to provide timely values or prices or to correct for any errors or omissions).
(h)Performance Standards. The Trustee will use reasonable efforts to process investment transactions on their scheduled processing dates, but the Trustee is not a guarantor of timely processing with respect to the Company or any Designated Representative, the Plan, or any Participant or Beneficiary.
(i)Other Limitations. The Trustee will invest the Trust as directed by the Company or a Designated Representative, and the Trustee will neither have discretionary control over, nor any other discretion regarding, the investment or reinvestment of any asset of the Trust. The Trustee has no duty or authority to provide investment advice with

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respect to the assets of the Trust, monitor investment performance or the diversification of assets, question any Investment Instruction the Trustee receives in proper form, or inquire into the authority or right of the Company or a Designated Representative to make any Investment Instruction which the Trustee receives in proper form. The Trustee will not be liable for any loss of any kind which may result from any action taken by it in accordance with an Investment Instruction it receives in proper form or from any action omitted because no such Instruction is received.
(j)Plan Assets Not Held in Trustee’s Trust. If, as provided in the Plan, other trustees of separate trusts under the Plan may be appointed, the Trustee under this Agreement shall have no duties or responsibilities for assets not held in the Trust by the Trustee, except as required by applicable law.
Section 7.    Disposition of Income.
The Trustee is authorized to collect all Trust investment earnings of any nature, including interest, dividends, proceeds of the sale and other monies due and collectable, that arise from the investment of the assets of the Trust (collectively, “Trust Income”), and to credit such Trust Income to the Trust,
Section 8.    Trustee Services.
(a)Accounting by the Trustee. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee, Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. An accounting will be deemed to have been approved by the Company unless the Company or Designated Representative objects to the contents of an accounting within sixty (60) days of its mailing or electronic transmission by the Trustee. Any objections must set forth the specific grounds on which they are based. The Trustee’s accounting will be at the Trust level rather than the Participant level, and the Trustee will not be responsible for Participant-level reporting including, but not limited to, allocating contributions or gains or losses to recordkeeping accounts of Participants, or preparing or providing benefit statements to Participants, unless it agrees to do so in a separate written agreement with the Company or a Designated Representative.
(b)Inspection and Audit. All accounts, books, and records relating thereto shall be open to inspection and may be audited from time to time by any person designated

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by the Company during the Trustee’s regular business hours, as mutually agreed to in writing by the parties.
(c)Notwithstanding any powers granted to the Trustee pursuant to this Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.
(d)Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.
Section 9.    Directions.
(a)Company Direction to the Trustee. Except as provided herein, the Company shall provide direction to the Trustee in the form of Instructions. The Trustee shall have no duty to take any action other than as specified in this Agreement unless the Company provides the Trustee with Instructions in the form and manner required by the Trustee. The Trustee may require that any Instruction be in writing or in an electronic format, and may recognize standing Instructions. However, each Instruction is contingent upon the determination by the Trustee that the Instruction can be administered by the Trustee.
The Trustee may conclusively rely upon and be protected in acting in good faith upon any written Instruction or order from the Company, or any other notice, request, consent, certificate, or other instrument or paper believed by the Trustee to be genuine and properly executed, or any instrument or paper if the Trustee believes the signature thereon to be genuine.
The Trustee may, but is not required to, rely on an Instruction given by the Company that addressed a particular topic for a single instance in any subsequent and similar instance, unless the prior Instruction expressly stated to the contrary.
(b)Designation of Representatives. The Company hereby designates and authorizes its Designated Representative(s) to place orders for the purchase and sale of securities, and authorizes the Trustee to disburse funds from the Trust on behalf of the Company upon instruction from such Designated Representative. Designation of a Designated Representative is subject to the following provisions:
(1)The Company agrees that the Trustee may rely on Instructions from the Designated Representative, and the Company agrees that the Trustee shall be

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under no duty to make an investigation with respect to any Instructions received from the Designated Representative;
(2)The Company is solely responsible for managing the investment of the Trust and for supervision of the Designated Representative. All Instructions and/or confirmations received by the Trustee from a Designated Representative shall be deemed to have been authorized by the Company;
(3)The Company agrees that a Designated Representative is not an agent of the Trustee;
(4)The Company may remove a Designated Representative and designate a new representative at any time by written notice to the Trustee or in any other form satisfactory to the Trustee. The Company will give the Trustee prompt written notice of any change in the identity or authority of any Designated Representative. Removal of a Designated Representative will not have the effect of canceling any Instruction that has been received by the Trustee from the Designated Representative prior to the date that notice of removal is received by the Trustee. Until written notice of such change is received, the Trustee may conclusively rely upon and be protected in acting as entitled to rely on the latest identification provided to it without further inquiry or verification;
(5)The Trustee may rely on all written (including electronic) Instructions and upon the non-written Instructions, given by the Designated Representative which the Trustee believes to be genuine. The Trustee’s records of a transaction will be conclusive as the content of any Instructions. If instructed in writing by the Company to Trustee, Instructions may be taken solely from the Designated Representative and not the Company. Upon application by the Company, on a form acceptable to the Trustee and upon approval by the Trustee, the Trustee may accept non-written Instructions from the Company or Designated Representative subject to immediate confirmation of such Instructions by email or in writing by the Designated Representative.
(6)The Trustee may, but is not required to, rely on an Instruction given by the Designated Representative that addressed a particular topic for a single instance in any subsequent and similar instance, unless the prior Instruction expressly stated to the contrary.
(7)The Company waives any and all claims of any nature it now has or may have against the Trustee and its affiliates, and their respective directors, managers, officers, employees, agents and other representatives, which arise, directly or indirectly, from any action that it takes in good faith in accordance with any certificate, notice, confirmation, instruction or other written or oral communication from the Designated Representative.
Section 10.    Compensation and Expenses of Administration.

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(a)Generally. The Trustee will be entitled to receive compensation for its services provided hereunder as may be agreed upon in writing with the Company. The Trustee or its affiliate will retain any earnings credited on any funds in the Trust pending investment direction and pending distribution as part of its compensation for services provided pursuant to Section 6(d)(3) hereof. The Trustee will also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of such services, including, without limitation, attorneys’ fees. Such compensation and reimbursements shall be a charge against and may be withdrawn by the Trustee from the Trust Fund within a reasonable time, as specified by the Trustee; provided, however, that such amounts may be paid by the Company or a Designated Representative on behalf of the Company, as outlined in a separate written agreement between said parties. In addition, the Company shall also be bound by and authorizes the Trustee to pay fees and expenses pursuant to written schedules of fees entered Into from time to time by the Company and/or the Designated Representative and the Trustee. The Company also authorizes the Trustee to debit such fees and expenses from the Trust from time to time without further authorization from the Company. The schedule of fees may be changed from time to time upon agreement between the Company and the Trustee.
(b)Disclosure. The Trustee or Designated Representative shall disclose any compensation, reimbursements, fees and/or expenses payable from the Trust pursuant to this Agreement, and any changes to such amounts, to the Company.
(c)Indemnified Expenses. Expenses incurred by the Trustee that it believes to be subject to indemnification under Section 11(a) of this Agreement shall be paid by the Company upon the Trustee’s request, provided that the Company may delay payment of any amount in dispute until such dispute is resolved according to the provisions of Section 14 hereof. Such resolution may include the award of interest on unpaid amounts determined to be payable to the Trustee under this Section.
Section 11.    Indemnification.
(a)Indemnification of the Trustee. The Company hereby agrees to indemnify, defend and hold the Trustee and its affiliates, and their respective directors, manager, officers, employees, agents and other representatives (the “Indemnified Parties”) harmless from any and all losses, costs, excise taxes, expenses, fees, liabilities, damages, claims of any nature whatsoever, including but not limited to legal expenses, court costs, legal fees, costs of or associated with enforcement actions, investigations, suits, and regulatory or other actions and appeals thereof resulting from their reliance upon any certificate, notice, confirmation, or Instruction, purporting to have been delivered by an Investment Manager or a Designated Representative hereunder (“Plan Representative(s)”). The Company waives any and all claims of any nature it now has or may have against the Indemnified Parties, which arise, directly or indirectly, from any action that the Trustee takes in good faith in accordance with any certificate, notice, confirmation, or Instruction from a Plan Representative. The Company also hereby agrees to indemnify,

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defend and hold harmless the Indemnified Parties from and against any and all losses, costs, excise taxes, expenses, fees, liabilities, damages, claims of any nature whatsoever, including but not limited to legal expenses, court costs, legal fees, costs of or associated with enforcement actions, investigations, suits, and regulatory or other actions and appeals thereof, arising, directly or indirectly, out of any loss or diminution of the Trust Fund resulting from changes in the market value of the Trust Fund assets; reliance, or action taken in reliance, on Instructions from Company or one or more Plan Representatives; any exercise of investment Instructions provided by the Company or by a Plan Representative or, in the absence of Instructions, failure to exercise investment powers; the Trustee’s refusal on advice of counsel to act in accordance with any investment Instruction provided by Company or a Plan Representative; any other act or failure to act by Company or a Plan Representative; or any other act that the Trustee takes in good faith hereunder that arises under this Agreement or the administration of the Trust Fund.
The Trustee shall not be liable to Company for any act, omission, or determination made in connection with this Agreement except to the extent such liability may arise from Trustee’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Trustee shall not be liable for any losses arising from its compliance with Instructions from the Company or a Plan Representative; or executing, failing to execute, failing to timely execute or for any mistake in the execution of any Instructions, unless such action or inaction is by reason of the gross negligence or willful misconduct of the Trustee.
The provisions of this Section 11(a) shall survive the termination, amendment or expiration of this Agreement.
(b)Acts of Prior Trustees. The assets of the Trust Fund or evidence of ownership shall be held by the Trustee under the terms of the Plan and this Agreement. If the assets represent amounts transferred from another trustee, the Trustee named hereunder shall not be responsible for any actions or inactions of prior fiduciaries, including the review of the propriety of any investment under the former trust; said review to be the responsibility of prior fiduciaries The Trustee named hereunder shall not be required to examine or question in any way the administration of the Trust prior to its appointment.
Section 12.    Company Insolvency.
(a)Trustee Responsibility Regarding Payments to Participants and Beneficiaries.
(1)The Trustee shall cease payment of benefits to Participants and Beneficiaries if the Company is Insolvent.
(2)At all times during the continuance of this Trust, hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

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(i)The Board and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company’s Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or Beneficiaries.
(ii)Unless the Trustee has actual knowledge of the Company’s Insolvency or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency.
(iii)If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants or Beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors. Nothing in this Agreement shall in any way diminish any rights of Participants or Beneficiaries to pursue their right as general creditors of the Company with respect to benefits due under the Plan(s) or otherwise.
(iv)The Trustee shall resume the payment of benefits to Participants or Beneficiaries in accordance with Section 4 of this Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).
(3)Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 4(a) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or Beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payments made to Participants or Beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.
(b)Notice to Trustee; Instructions. If the Company becomes Insolvent, the Company will notify the Trustee in writing as soon as possible. The notification will include confirmation of the individual(s) who will provide Instructions to the Trustee.
(c)Court Appointment of New Trustee. Notwithstanding any provision hereof to the contrary, in the case of Insolvency, the Trustee will have the right to petition a court of competent jurisdiction to appoint a new Trustee, the costs of such action being payable from the Trust Fund.
(d)Dissolution of the Company. In the case of dissolution of the Company, the Trustee may apply to any court of competent jurisdiction for instruction. Before the Trustee may make such application, however, the Trustee will send to the last known

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address of the Company, and the individuals who last had authority for providing direction to the Trustee, via certified mail, a written notice of the Trustee’s intent to begin such action. The Trustee will then wait at least thirty (30) days before beginning such action.
(e)Fees. If the Trustee receives notice of the Company’s Insolvency, any fees and other expenses relating to the provision of services under this Agreement (whether current or overdue) may be immediately deducted from the Trust Fund if permitted by application law.
Section 13.    Resignation or Removal of the Trustee; Successor Trustee.
(a)Resignation; Removal of the Trustee. The Trustee may resign at any time by giving at least thirty (30) days’ prior notice of such resignation to the Company. The Company may remove the Trustee, with or without cause, upon giving at least thirty (30) days’ prior notice to the Trustee.
(b)Appointment of Successor Trustee. The Company shall appoint a successor Trustee or additional Trustees to fill the vacancy occurring as the result of the resignation or removal of the Trustee. The Company shall designate the successor Trustee by an instrument, delivered to the Trustee so removed and to the successor Trustee. The successor Trustee shall have all of the rights, powers, privileges, liabilities, and duties of a Trustee as set forth in this Agreement.
If no appointment of a successor is made by the Company within thirty (30) days after the resignation or removal of the Trustee, after notice to the other party, the Trustee or the Company may apply to any court of competent jurisdiction for appointment of a successor or for instructions. The Trustee shall be furnished with notice from the Company or the court, as the case may be, of the appointment of the successor, and shall also be furnished with evidence of the successor’s acceptance of trusteeship.
(c)Transfer of Assets to Successor Trustee. Upon acceptance of such appointment by a successor Trustee, the Trustee shall assign, transfer, pay over and deliver the assets then constituting the Trust Fund to the successor Trustee. To the extent practicable, such actions shall be completed by Trustee within 30 days unless the Company extends the time limit. Each, successor Trustee shall succeed to the title of all Securities or Other Property then held in the Trust Fund and vested in its predecessor without the signing or filing of any further instrument, but any resigning or removed Trustee shall execute all documents and do all acts necessary to vest such title of record in any successor Trustee. The terminating Trustee shall transfer all property of the Trust Fund then held by it to such successor Trustee, provided that it may reserve such amounts as necessary for any outstanding unpaid fees and expenses properly incurred hereunder and in the event that the Trust Fund is not sufficient to pay such amounts or the Trustee does not reserve such amounts, the Company and the successor trustee shall remain liable therefor.
(d)Terminating Trustee’s Accounting. Within thirty (30) days after the transfer to the successor Trustee, the terminating Trustee shall provide the Company with

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an account in the form and manner prescribed for the annual account by Section 8 hereof. Unless the Company files written objections with the Trustee within sixty (60) days after such account has been mailed or otherwise delivered, the account shall be deemed to have been approved by the Company.
(e)Changes in Organization of Trustee. Any corporation, banking association or trust company into which a corporate Trustee may be merged, converted or with which it may be consolidated, or any corporation, banking association, or trust company, resulting from any merger, reorganization or consolidation to which a corporate Trustee may be a party, or any corporation, banking association or trust company to which all or substantially all of the trust business of a corporate Trustee may be transferred shall be the successor of the corporate Trustee hereunder without the execution or filing of any instrument or the performance of any other act and with the same powers and duties as conferred upon the Trustee hereunder. In any such event, the Trustee or any successor Trustee shall provide written notice thereof to the Company.
Section 14.    Amendment or Termination.
(a)This Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan(s) or shall make the Trust revocable after it has become irrevocable.
(b)The Trust shall not terminate until the date on which Participants and Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s) (unless the Trust is revocable, and is sooner revoked). Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.
(c)Following a Change in Control, Company may amend this Trust Agreement only with the written consent of a majority of the executive officers of the Company. Company, and not the Trustee, shall be responsible to obtain such consent and shall certify to Trustee its compliance with this restriction.
Section 15.    Arbitration.
The parties acknowledge that this Agreement evidences a transaction involving interstate commerce. The parties agree that any misunderstandings, controversies or disputes arising from this Agreement shall be decided by binding arbitration which shall be conducted, upon request by either party, in Denver, Colorado, before three (3) arbitrators designated by the American Arbitration Association (the “AAA”), in accordance with the terms of the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the United States Arbitration Act (Title 9 of the United States Code). The decision of the majority of the arbitrators shall be binding and conclusive upon the parties. Notwithstanding anything herein to the contrary, either party may proceed to a court of competent jurisdiction to obtain equitable relief at any time, other than to stay arbitration. Further, any such court proceeding shall only be brought in the federal district court in

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Denver, Colorado. The arbitration panel shall have no authority to award special, indirect, consequential, punitive or other damages not measured by the prevailing party’s actual damages. To the maximum extent practicable, an arbitration proceeding under this Agreement shall be concluded within one hundred eighty (180) days of the filing of the dispute with the AAA. The provisions of this arbitration clause shall survive any termination, amendment or expiration of the Agreement and if any term, covenant, condition or provision of this arbitration clause is found to be unlawful or invalid or unenforceable, the remaining parts of the arbitration clause shall not be affected thereby and shall remain fully enforceable. Judgment on any award rendered by the arbitration panel may be entered in any court having competent jurisdiction. The parties shall each pay one-half of the forum and arbitrators’ fees. The prevailing party in the arbitration, or any court proceeding, shall be entitled to its reasonable attorney’s fees and expenses from the non-prevailing party.
Section 16.    USA Patriot Act Notification.
The following notification is provided to the Company pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:
IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money-laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Company: When the Company opens an account, if the Company is an individual, the Trustee will ask for Company’s name, taxpayer identification number, residential address, date of birth, and other information that will allow the Trustee to identify Company and, if the Company is not an individual, the Trustee will ask for the Company’s name, taxpayer identification number, business address, and other information that will allow the Trustee to identify Company. The Trustee may also ask, if the Company is an individual, to see Company’s driver’s license or other identifying documents, and, if Company is not an individual, to see the Company’s legal organizational documents or other identifying documents,
Section 17.    Taxes; Other Matters.
The Trustee shall have no duty or responsibility not expressly set forth in this Trust Agreement. By way of example, but without limiting the matters subject to the foregoing sentence, Trustee shall have no responsibility with respect to the administration or interpretation of the Plan, payment of Plan benefits other than from the assets of the Trust, the calculation of tax to be withheld, reported and/or paid to taxing authorities and (if applicable pursuant to the fee schedule) withholding, remitting, or reporting to taxing authorities of taxes other than from payments made with Trust assets to Plan participants and other than as directed by Company, maintaining participant records with respect to the Plan, or making or handling any tax payments or preparing or making any tax filings except those required by applicable law to be made by the Trustee as a result of its service hereunder.

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Section 18.    Data.
Notwithstanding anything in this Agreement to the contrary, aggregated and/or statistical data shall not be considered Company Information hereunder provided that any such data does not specifically identify any of the Company’s confidential information. The Company hereby authorizes Trustee to share the Company’s data, Personal Information and confidential information among Trustee’s related companies solely for the purpose of performing services under this Agreement, so long as the same protective provisions are followed by every entity to which disclosure is made.
Section 19.    Confidentiality.
(a)Definitions. In connection with this Agreement, information will be exchanged between Trustee and the Company. Trustee shall provide information that may include, without limitation, confidential information relating to the Trustee’s products, trade secrets, strategic information, information about systems and procedures, confidential reports, the Company information, vendor and other third party information, financial information including cost and pricing, sales strategies, computer software and tapes, programs, source and object codes, and other information that is provided under circumstances reasonably indicating it is confidential (collectively, the “Trustee Information”), and the Company shall provide information required for the Company to use the services received or to be received, including the Company information, which may include Personal Information (defined below), to be processed in connection with the services, and other information that is provided under circumstances reasonably indicating it is confidential (the “Company Information”) (the Trustee Information and the Company Information collectively referred to herein as the “Information”). Personal Information that is exchanged shall also be deemed Information hereunder. “Personal Information” means personal information about an identifiable individual including, without limitation, name, address, contact information, age, gender, income, marital status, finances, health, employment, social security number and trading activity or history. Personal Information shall not include the name, title or business address or business telephone number of an employee of an organization in relation to such individual’s capacity as an employee of an organization. The Information of each party shall remain the exclusive property of such party.
(b)Obligations. The receiver of Information (the “Receiver”) shall keep any Information provided by the other party (the “Provider”) strictly confidential and shall not, without the Provider’s prior written consent, disclose such Information in any manner whatsoever, in whole or in part, and shall not duplicate, copy or reproduce such Information, including, without limitation, by means of photocopying or transcribing of voice recording, except in accordance with the terms of this Agreement. The Receiver shall only use the Information as reasonably required to carry out the purposes of this Agreement.
(c)Disclosure Generally. Trustee and the Company agree that the Information shall be disclosed by the Receiver only to: (i) the employees, agents and consultants of the Company and the Designated Representative in connection with

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Receiver’s performance or use of the services, as applicable, and (ii) auditors, counsel, and other representatives of the Company and Designated Representative for the purpose of providing assistance to the Receiver in the ordinary course of Receiver’s performance or use of the services, as applicable. Each party will take reasonable steps to prevent a breach of its obligations by any employee or third party.
(d)Compelled Disclosure. If the Receiver or anyone to whom the Receiver transmits the Information pursuant to this Agreement becomes legally compelled to disclose any of the Information, then the Receiver will provide the Provider with prompt notice before such Information is disclosed (or, in the case of a disclosure by someone to whom the Receiver transmitted the Information, as soon as the Receiver becomes aware of the compelled disclosure), if not legally prohibited from doing so, so that the Provider may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If such protective order or other remedy is not obtained, then the Receiver will furnish only that portion of the Information which the Receiver is advised by reasonable written opinion of counsel is legally required and will exercise its reasonable efforts to assist the Provider in obtaining a protective order or other reliable assurance that confidential treatment will be accorded to the Information that is disclosed.
(e)Exceptions. Except with respect to Personal Information, nothing contained herein shall in any way restrict or impair either party’s right to use, disclose or otherwise deal with:
(1)Information which at the time of its disclosure is publicly available, by publication or otherwise, or which the Provider publicly discloses either prior to or subsequent to its disclosure to the Receiver;
(2)Information which the Receiver can show was in the possession of the Receiver, or its parent, subsidiary or affiliated company, at the time of disclosure and which was not acquired, directly or indirectly, under any obligation of confidentiality to the Provider; or
(3)Information which is independently acquired or developed by the Receiver without violation of its obligations hereunder.
In addition, each employee of the Receiver shall be free to use for any purpose, upon completion of the services rendered under this Agreement, any general knowledge, skill or expertise that (i) is acquired by such employee in performance of those services, (ii) remains part of the general knowledge of such employee after access to the tangible embodiment of the Provider’s Information, (iii) does not contain or include any such Information, and (iv) is not otherwise specific to the Provider.
(f)Return or Destroy. Upon the termination of this Agreement for any reason and following the complete transfer of assets and records to any successor Trustee or to the Company, and subject to the record retention provision of Section 22(e), the parties shall return to each other, or destroy, any and all copies of Information of the other

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that are in their possession relating to the terminated Agreement, except for any copies reasonably required to maintain such party’s customary archives or computer back-up procedures, and as otherwise required by applicable law, rule or regulation. Notwithstanding the foregoing, Trustee shall have the right to keep one copy of this Agreement as may be reasonably required to evidence the fact that it has provided the services to the Company. In the event that Company requires Trustee to return any Plan Information, Company shall pay Trustee (at the rates set forth in the applicable Schedule, or, if no such rates are set forth, at Trustee’s then current charges) for Trustee’s actual time spent and incidental expenses actually incurred in connection with such return if such time and expenses are extraordinary.
Section 20.    Nonpublic Personal Information.
(a)Obligations. Trustee shall not disclose or use any nonpublic Personal Information of the Company’s employees except to the extent reasonably required to carry out its obligations under this Agreement or as otherwise directed by the Company. In connection with each party’s use or provision of the rendered services, as applicable, each party shall comply with any applicable law, rule or regulation of any jurisdiction applicable to such party relating to the disclosure or use of Personal Information (including, without limitation, with respect to the Company and its Affiliates and their employees, Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal statute, and the rules and regulations thereunder, as the same may be amended or supplemented from time to time).
(b)Security Measures. Trustee shall (i) implement and maintain commercially reasonable measures to protect the security, confidentiality and integrity of nonpublic Personal Information of the Company’s employees against anticipated threats, unauthorized disclosure or use, and improper disposal, and (ii) provide the Company with information regarding such security measures upon the reasonable request of the Company.
(c)Security Breaches. Each party shall promptly provide the other party with notice of (i) any disclosure, access to or use of any Personal Information in breach of this Agreement and (ii) any unauthorized intrusion into systems containing the Company’s Personal Information,
Section 21.    Equitable Relief. A breach of any provision of this Agreement may cause the parties irreparable injury and damage and therefore may be enjoined through injunctive proceedings, in addition to any other rights or remedies which may be available to such party, at law or in equity. Any proceeding to seek relief shall be brought in a federal or state court of competent jurisdiction in Denver, Colorado.
Section 22.    Administrative Provisions.
(a)Notices. The address of the Company shall be as set forth in this Agreement, but may be changed by providing written notice to the Trustee sent by certified

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mail, return receipt requested. Any notice required under this Trust may be waived in writing by the person or party entitled to the notice.
(b)Proxies. Proxy voting rights with respect to Trust assets will be exercised by the Company.
(c)Securities Laws. The Company acknowledges that it is solely responsible for ensuring compliance with any and all applicable federal and state securities laws and covenants that it has made all filings required under any and all applicable federal and state securities laws.
(d)Compliance. The Company agrees that the Trustee may execute, as trustee, any declarations or certificates pertaining to the Trust that may be required under any tax law(s) or governmental regulation(s) now or hereafter without prior approval of the Company.
(e)Record Retention. The Trustee will retain its records relating to the Trust as long as necessary for the proper administration of the Plan and Trust and at least for any period required by applicable law. Writing, photostatting, photographing, micro-filming, magnetic media, mechanical or electrical recording, or other forms of data retention will be acceptable means of record retention.
(f)Waiver of Jury Trial. The parties voluntarily, knowingly and irrevocably waive any right to have a jury participate in resolving any dispute between the Company and the Trustee arising out of or in any way related to this Agreement.
(g)Limitation on Claims. No claim may be made by either party for any lost profits or any special, indirect or consequential damages in respect of any breach or wrongful conduct in any way related to this Agreement.
(h)Evidence. Evidence required of anyone under the Trust may be by certificate, affidavit, document, facsimile, E-mail or other form which the person acting in reliance thereon considers to be pertinent and reliable, and to be signed, made, or presented by the proper party.
Section 23.    Miscellaneous Provisions.
(a)Performance by Trustee, its Agents or Affiliates. The Company acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships, provided Trustee shall be responsible for compliance of such agents and affiliates with the privacy, confidentiality and security provisions of this Agreement.

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(b)Entire Agreement. This Agreement, together with the Appendices attached hereto, which are incorporated by reference herein, contains all of the terms agreed upon between the parties with respect to the subject matter hereof.
(c)Waiver. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other obligation hereunder or subsequent failure or refusal to comply with any other obligation hereunder.
(d)Counterparts. This Agreement shall be executed in any number of counterparts, each one of which shall be deemed to be the original although the others shall not be produced.
(e)Successors and Assigns. The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.
(f)Severability. Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.
Section 24.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.
Section 25.    Effective Date. The effective date of this Agreement shall be the date first set forth above on Page 1.

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IN WITNESS WHEREOF, the Company and Trustee have executed this Agreement, as of the date first written above.
Agreed to By:

TRUSTEE:
MATRIX TRUST COMPANY

BY:	/s/ Stefanie Armijo

NAME:	Stefanie Armijo

TITLE:	VP

COMPANY:
CONNECTICUT WATER SERVICE, INC.

BY:	/s/ Kristen A. Johnson

NAME:	Kristen A. Johnson

TITLE:	VP, Human Resources and Corporate Secretary

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APPENDIX A

PLAN(S)
List all Plans adopted and maintained by the Company for which assets are held in this Trust:
2017 Connecticut Water Company Deferred Compensation Plan

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APPENDIX B
Operational Guidelines
Capitalized terms used but not otherwise defined have the meanings given to such terms in the Agreement.
INSTRUCTIONS
The Trustee must receive instructions from an Instructing Party, as defined below, for each purchase, sale acquisition and disposition. The Trustee reserves the right not to effect any transaction unless given sufficient time and information to review and process the transaction. All purchases, sales, acquisitions and dispositions of assets must be made in accordance with terms of the Agreement, the Plan and Applicable Law.
LIQUIDITY
Sufficient liquidity must be maintained in accounts to meet foreseeable obligations of the Trust. The Trustee specifically reserves the right (a) not to follow any instruction that it reasonably believes would result in insufficient liquidity (b) not to make any disbursement unless the Investment Manager, Plan Administrator or other Authorized Person (the “Instructing Party”) has provided instruction as to the assets to be converted to cash for the purposes of making such payment, and (c) to sell securities from the Trust to recover any funds advanced for any trades not settled immediately upon placement.
TRUST ASSETS
Acceptable Assets
Assets are considered to be acceptable assets depending upon the Trustee’s ability to support and administer the asset, the Trustee’s proposed responsibilities with respect to such assets, the type of account, the availability of the asset to be acquired through the Trustee or an affiliate (approved for this purpose by the Trustee) and other factors. The Instructing Party should consult with the Trustee prior to the acquisition of any asset to determine acceptability of such asset. The following types of assets are generally acceptable:

(1)	Cash.

(2)	Publicly traded stock listed on a U.S. stock exchange or regularly quoted over-the-counter.

(3)	Publicly traded bonds listed on a U.S. bond exchange or regularly quoted over-the-counter.

(4)	Mutual funds that are NSCC and DCC&S eligible.

(5)	Registered limited partnership interests, REITs and similar investments listed on a U.S. stock exchange or regularly quoted over-the-counter.

(6)
Commercial paper, bankers’ acceptances eligible for rediscounting at the Federal Reserve, repurchase and reverse repurchase agreements and other “money market” instruments for which trading and custodial facilities are readily available.

(7)	U.S. Government and U.S. Government Agency issues.

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(8)	Municipal securities whose bid and ask values are readily available.

(9)
Federally insured savings accounts, certificates of deposit and bank investment contracts. The Instructing Party is responsible for determining federal insurance coverage and limits and for diversifying account assets in accordance with those limits.

(10)
American Depository Receipts, Eurobonds, and similar instruments listed on a U.S. exchange or regularly quoted domestically over-the-counter for which trading and custodial facilities are readily available.

(11)
Life insurance, annuities, and guaranteed investment contracts issued by insurance companies licensed to do business in one or more states in the U.S. The Instructing Party is responsible for determining the safety of such investments and the economic viability of the underwriter and for diversifying account assets accordingly.

In certain circumstances a particular asset which otherwise may be considered an acceptable asset may be determined by the Trustee to be unacceptable or conditionally acceptable.
Unacceptable Assets
Trustee generally cannot acquire or hold the following assets:

(1)	Tangible personal property (e.g., precious metals, gems, works of art, coins, furniture and other household items, motor vehicles, etc.).

(2)	Foreign currency and bank accounts.

(3)	Short sales.

(4)	Commodity futures and forward contracts.

(5)	Oil, gas and mineral interests.

(6)	Intangible personal property (e.g., patents and rights).

(7)	Unsecured loans.

(8)	Interests in real property.

(9)	Loans secured by first deeds of trust.

(10)	Other secured loans.

Conditionally Acceptable Assets
The Trustee may, but shall not be obligated, to acquire or continue to hold any of the assets listed below:

(1)	General partnerships.

(2)	Unregistered limited partnerships.

(3)	Other unregistered securities, closely held stock and other securities for which there is no readily available market, except for qualifying Employer securities.

(4)	The securities of the broker/dealer’s corporate entity or its affiliates and subsidiaries. These securities may be subject to legal and regulatory

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prohibitions or restrictions. In any event, no Trust may acquire and hold securities of the broker/dealer’s corporate entity unless specifically authorized by the underlying Trust agreement.

(5)	Foreign securities for which trading and custodial facilities are readily available.

(6)	Options.

(7)	Securities of the Employer.

(8)	Any other asset not listed under “Acceptable Assets” or “Unacceptable Assets” above.

The acquisition and continued retention of the foregoing assets is subject to providing the Trustee with the cost basis, if any, of any such assets and with a valuation of the assets on at least an annual basis. The Trustee, in its sole discretion, may impose other conditions to acquire or hold such assets, including imposing additional fees.
PROXIES AND OTHER SHAREHOLDER ACTION
Calls, Conversions, Expirations, Tenders, etc.
The Instructing Party must monitor and determine the existence of and initiate all actions necessary or appropriate in connection with calls, conversions, tenders, and similar events or transactions relating to Trust assets. The Trustee will pass on to the Instructing Party any information it receives regarding such actions.
Proxies
The Instructing Party is responsible for voting proxies and exercising other shareholder rights with respect to securities under the Instructing Party’s investment authority, and the Trustee shall not vote proxies and exercise other shareholder rights with respect to any securities held by the Trust, Including Employer Securities, unless the Trustee agrees to undertake such responsibility under a separate written agreement or as otherwise explicitly provided for in the Trust Agreement. The Instructing Party shall provide the Trustee with instructions as to where to deliver any proxies it receives and the Trustee will use commercially reasonable efforts to deliver proxies in a timely manner to such party. The Trustee is not responsible for ascertaining whether, or how, the proxies were subsequently voted or disposed of and shall bear no liability for the actions or inactions relating to voting of proxies by the Plan Administrator, Employer, “named fiduciary” of the Plan, or an Investment Manager. The Plan Administrator is exclusively responsible for reviewing whether the provisions of the Trust Agreement and these Operational Guidelines for the voting of securities and the exercise of other shareholder rights are consistent with the requirements of the Plan documents and Applicable Law.
Employer Securities
If the Trust consists of Employer Securities that are not traded on a recognizable market, or the information necessary to ascertain the fair market value is not readily available, the Plan Administrator shall provide to the Trustee the value of such securities for all purposes under the Plan and the Agreement, and the Trustee shall be entitled to rely upon the value

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of such Employer Securities provided by the Plan Administrator. If the Plan Administrator fails or refuses to instruct the Trustee on the value of such Employer Securities, the Trustee, in its sole discretion, may engage an independent appraiser to determine the fair market value of such Employer Security and shall be entitled to rely upon the value placed upon such Employer Security by the independent appraiser. Any expenses with respect to such appraisal shall be a charge against the Trust and may be paid from the Trust as provided in the Agreement.
The Plan Administrator is responsible for providing specific instructions to the Trustee regarding any acquisition limits applicable to Employer Securities as required by the Plan or Applicable Law.
Employer Securities may be accepted only if the Employer and Plan Administrator provide the Trustee with all instructions, representations, and assurances and other information that the Trustee may in its sole discretion require from time to time for the proper administration of Employer Securities in the Trust. The Plan Administrator is responsible for providing specific instructions to the Trustee regarding any acquisition limits applicable to Employer Securities as required by the Plan or Applicable Law. The Employer and Plan Administrator, and not the Trustee, shall be responsible to insure that the Employer Securities are acquired and held under the Plan solely in accordance with all applicable federal and state securities laws and regulations thereunder and law and regulation governing the acquisition and holding of employer securities by plans under ERISA, as applicable.
Charges
Certain securities may impose charges and penalties on the sale and/or redemption of such security, including, without limitation, sales load, redemption, exchange, account, distribution, administrative and other charges. The Trustee is not responsible for notifying the Employer, any Instructing Party or any other party of the existence, potential or imposition of any such charges or penalties or to negotiate or attempt to negotiate the reduction, waiver, rebate or reimbursement of any such charges or penalties; nor shall the Trustee have any liability or responsibility for any such charges or penalties of any kind or nature, whether current, deferred or contingent, that are charged or imposed pursuant to the terms of any securities purchased, held, sold or redeemed in the Trust, and all such charges and penalties shall bp borne by the Trust unless otherwise provided for.
UNITIZATIONS
In General
The Trustee may provide unitization services for Employer Securities or for other assets, if agreed by the Trustee in a separate written agreement with the Plan Administrator. Unitization services are not an investment product, but rather an administrative recordkeeping service that the Trustee provides for the convenience of the Plan and participants on request, and no person (including the Employer or Plan Administrator) may hold out, market or otherwise indicate that the unitization service is an investment product whose shares may be offered to retirement plans and their participants. The Plan

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Administrator shall provide the Trustee for approval a copy of any materials to be used by or on behalf of a Plan which refer to the unitization services before their distribution or use.
Unitization services are available only if the account to be unitized consists of assets eligible for daily valuation under the Trustee’s procedures, as determined by the Trustee. In order for the Plan to receive unitization services, the Plan Administrator is required to provide the Trustee with all instructions, representations, and assurances and other information that the Trustee may in its sole discretion require from time to time for the proper administration of Employer Securities in the Trustee. Such instructions shall include without limitation, instructions with respect to maintaining a cash component adequate to address anticipated distribution activity, the investment of the cash component, instructions for placing and settling transactions for the unitized account, valuation instructions, and accrual of fees and expenses.
Pricing
The Trustee will obtain pricing information from sources believed to be reliable, but the Trustee shall not be responsible or liable for the accuracy, completeness, timeliness or correct sequencing of any pricing information received or for any decision made or action taken in reliance upon such information. The Trustee makes no warranty of merchantability, warranty of fitness for a particular purpose, or other warranty of any kind, express or implied, regarding the pricing information received or transmitted by the Trustee. If the Plan Administrator does not, within ninety (90) days of receiving a unitization statement, notify the Trustee of any objection to the valuation, the unitization shall be deemed final and the Trustee will have no obligation to correct or reimburse the net asset value (NAV).
NAV Correction Procedures
The Trustee will apply its customary standards and procedures for NAV corrections, a copy of which may be provided upon request.
Expenses
Plan expenses can be charged directly to the unitized account. The Plan Administrator must instruct the Trustee as to any specific fees and expenses to be accrued in the unitized account and the rates at which such fees and expenses should be accrued. The Trustee requires five (5) business days advance notice of any adjustment or termination to fee accruals. The Plan Administrator is responsible for notifying the Trustee when money comes in or out of the unitized account and if, as a result of any such money movement, the fee accruals should be adjusted. From time to time, fee accruals may go negative. On a periodic basis, Trustee will provide to the Plan Administrator a written account of the fee accrual(s) for review. The Plan Administrator or Instructing Party is responsible for reviewing such account and for promptly advising Trustee of any necessary adjustments.

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